Exhibit 10.1
PIEDMONT NATURAL GAS COMPANY
EXECUTIVE LONG-TERM INCENTIVE PLAN
(Adopted by the Board of Directors August 22, 2003)
(Approved by the Shareholders February 27, 2004)
(As revised through February 27, 2004)
[CORRECTED VERSION FILED WITH U.S. SECURITIES AND EXCHANGE COMMISSION JUNE 9, 2008]
1.0 Purpose. The purpose of the Piedmont Natural Gas Company Executive Long-Term Incentive Plan (the “Plan”) is to provide executives and other key employees (the “Executives”) of Piedmont Natural Gas Company, Inc. and its subsidiaries (the “Company”) with incentive compensation conditioned upon the achievement of financial and other performance objectives, including controlling costs, promoting energy efficiency, providing good customer service, and promoting safety.
2.0 Awards.
2.1 The Board of Directors (the “Board”) of the Company may grant awards of units (“Units”) each year in such amounts and to such of the eligible Executives as it may determine in its sole discretion (subject to the limitation in Section 4.0 below).
Except as otherwise provided herein, awards will be distributed only after the end of a performance period (“Performance Period”) of two or more years beginning with the year in which the awards are granted. The Performance Period is to be set by the Board for each year’s awards.
The percentage of the Units awarded under this Section 2.1 or credited pursuant to Section 6.0 that will be distributed to Executives shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided that the Board may adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and its subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 10.1. Other performance categories adopted by the Board shall be based on measurements of performance as the Board shall deem appropriate; provided that the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may determine that distribution of awards to persons employed shall be based on financial performance and other performance categories, if any.
Distributions of the Units awarded will be based on financial performance with results from other performance categories applied as a factor, not exceeding one, against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Board for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed.
No distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Board, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Board.
2.2 Persons granted awards under the Plan are called “Participants”. The percentage of Units awarded which Participants become entitled to receive based on the levels of performance will be determined as soon as practicable after each Performance Period and are called “Retained Units”.
2.3 The distribution of a Participant’s Retained Units will begin after the number of Retained Units for each Performance Period is determined. The distribution will be in the form of a combination of shares and cash, consisting of a number of the Company’s common shares (the “Shares”) equal to fifty percent (50%) (or such greater percentage as the Participant may elect) of the number of Retained Units and cash equal to the value (determined in accordance with Section 8.6) of the remainder of the Retained Units. Units that were awarded but to which Participants do not become entitled will be cancelled.
2.4 Notwithstanding any other provision in the Plan, the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Executives by virtue of hire, promotion or upgrade, or transfer from another company in which the Company has or had a direct or indirect ownership interest, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.
2.5 A Participant who (i) is age sixty-five (65) or older at the end of a Performance Period or (ii) retired at least one year before the end of the period under the Company’s standard retirement policies may elect, in accordance with this Section 2.5, to receive Shares and cash to which he becomes entitled under Section 2.3 in the form of a lump sum distribution. An election to receive a lump sum distribution must be submitted in writing to the Plan Administrator no later than one year before the end of the applicable Performance Period and becomes irrevocable on the last day on which it could have been made. Distributions in accordance with this Section 2.5 will be made as soon as practicable after the determination of the number of Retained Units to which the Participant is entitled.
3.0 Eligibility.
3.1 Eligibility is extended to employees of the Company who are in active service at the time awards are granted and who are determined by the Board to be eligible for awards under the Plan. Employees are not rendered ineligible by reason of being a member of the Board of the Company. The Board may grant awards to employees on leave of absence and to employees absent on account of disability and receiving Sickness or Accident Disability Benefits who at the time such leave of absence or disability commenced would have been eligible, subject to such conditions, if any, as the Board may establish.
4.0 Limitations.
4.1 The aggregate number of Units which may be awarded to all Participants under this Plan in any year shall not exceed 1/2 of 1% of the total number of Shares outstanding at the time the Units are awarded. No award of Units to a Participant shall entitle the Participant to any right as a stockholder of the Company.
The aggregate number of Shares which may be issued in respect of Units awarded to all Participants under this Plan shall not exceed 567,826 Shares.

5.0 Special Distribution Rules.
5.1 Death. In case of the death of a Participant prior to the end of any Performance Period, whether before or after any event set forth in 5.2 below, the number of Units awarded to the Participant for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of death. The remaining Units, reduced in the discretion of the Board to the percentage indicated by the levels of performance achieved prior to the date of death, if any, shall be distributed within a reasonable time after death. All other Units awarded to the Participant for such Performance Period shall be canceled.
5.2 Retirement/Disability. If a Participant terminates employment prior to the end of any Performance Period under circumstances entitling the Participant to a pension or benefit under any of the following plans, the Units awarded under this Plan and not yet distributed shall be prorated to the end of the month in which such termination occurs and distributed at the end of the Performance Period based upon the Company’s performance for such period. The plans referenced above include:
5.21 Normal or Early Retirement Benefits as specified in the Company’s Defined Benefit Pension Plan; and
5.22 Pensions or benefits of a similar type substituted under any such plan or a plan substituted for, or supplementing, any such plan.
Absence of a Participant prior to the end of any Performance Period under circumstances not outlined above and entitling the Participant to Sickness Allowance and/or Long Term Disability Benefits under the Company’s plan, or to a benefit of a similar type substituted under or for or supplementing any such plan, or a benefit under a plan which the Company determines to be comparable, shall not affect Units previously granted under the Plan.
5.3 Resignation, Leave of Absence, Other Termination. In case of any other termination of employment or any leave of absence of a Participant, prior to the end of any Performance Period, all Units awarded to the Participant with respect to any such Performance Period shall be immediately forfeited and canceled.
5.4 Dismissal. All Units awarded to a Participant and not previously distributed shall be forfeited and canceled if the Participant is discharged by the Company for cause or the Board determines that the Participant engaged in misconduct in connection with the Participant’s employment with the Company. All Units awarded to a Participant and not previously distributed in accordance with the Plan shall be forfeited and canceled in their entirety if the Participant, without the consent of the Company, and while employed by the Company or after termination of such employment and prior to distribution of all such Units, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity which in the Board’s judgment competes directly or through any affiliate with the Company or any subsidiary in any of their lines of business. The provisions of this subsection 5.4 shall be effective with respect to each Participant to the extent not prohibited by applicable law.
5.5 Change of Control. In the event of involuntary termination of a participant in connection with, or at any time following, any Change of Control of the Company, the participant shall be entitled to the number of units awarded for a performance period, reduced in proportion to the number of months remaining in the performance period after the date of termination. In connection with this Agreement, the term “Change in Control” shall mean (1) the adoption of a plan of merger or consolidation of the Company with any other corporation or business association of any type as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; and (2) the acquisition of more than 20% of the voting capital stock of the Company by any Person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The term “Person” means any individual or a corporation, partnership, trust, limited liability company, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.
5.6 Promotion. Upon promotion to a position or between positions deemed by the Board to be in the eligible group, the Board may award to the Participant the total Units, or any portion thereof, which are associated with the new position for the current Performance Period.
5.7 Demotion. Notwithstanding any other provision of the Plan, the Board may reduce or eliminate awards to a Participant who has been demoted, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be canceled.
6.0 Dividend Equivalent Units. On each record date for dividends on Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and disbursed to each participant (the “Dividend Equivalent”) on or near the payment date to each participant for each Unit which has been awarded to the participant and not distributed or canceled, but only for those Units awarded to participants under Award Number Five or Units awarded under Award Number Six to those participants who have retired or become disabled before February 1, 2004 such that they were entitled to a pension or benefit as specified in Section 5.2.
7.0 Adjustments.
7.1 In the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders, spin-off to shareholders, significant disposition of assets or other similar corporate change, the Board shall be authorized to make such adjustments, if any, that it deems appropriate in the number or kind of Units previously awarded or which may thereafter be awarded, and the performance levels previously established under Section 2.0 for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.
7.2 If an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 2.0 for that Performance Period, to avoid distortion in the operation of the Plan, the Board may make adjustments in such performance levels to preserve the incentive features of the Plan, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; weather conditions; or compliance with judicial decrees or other legal authorities.
8.0 Other Conditions.
8.1 No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible employees or Participants under the Plan. Awards under the Plan may not be assigned or alienated.
8.2 Neither the Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company.

8.3 The Company shall have the right to deduct from any distribution or payment in cash under the Plan, and the Participant or other person receiving Shares under the Plan shall be required to pay to the Company, any federal, state or local taxes required by law to be withheld with respect to such distribution or payment. The number of Shares to be distributed to any individual Participant may be reduced by the number of Shares equivalent in value to the cash necessary to pay any withholding tax where the cash to be distributed is not sufficient to pay such tax or the Participant may deliver to the corporation cash sufficient to pay such taxes.
8.4 Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied. The Shares distributed under the Plan shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.
8.5 In accordance with the provision of Section 2.3 herein, all Units awarded shall be distributed in the form of a lump sum distribution following the successful completion of each Performance Period as determined by the Board.
8.6 The value of Units distributed, whether in the form of Shares of Common Stock or in cash, shall be the closing sales price of the Shares on the New York Stock Exchange on the date of distribution.
8.7 Notwithstanding any other provision of the Plan, no distributions of Units shall be made if at the time a distribution would otherwise have been made:
8.71 The regular quarterly dividend on any outstanding common or preferred Shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding Shares,
8.72 Estimated consolidated net income of the Company for the twelve-month period preceding the month the distribution would otherwise have been made is less than the sum of the amount of the awards eligible for distribution under the Plan in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding preferred and common Shares of the Company, or
8.73 The distribution would result in a default in any agreement by which the Company is bound.
9.0 Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the Participant under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Participant and delivered to the Company prior to the Participant’s death. In case of the Participant’s death, the amounts to be distributed to the Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to anyone with respect to such amount.
10.0 Plan Administration.

10.1 The Compensation Committee of the Board shall have full power to administer and interpret the Plan and to establish rules for its administration. The determination of financial performance achieved for any Performance Period may but need not be adjusted to reflect extraordinary financial items and adjustments or restatements of the financial statements, in the discretion of the Board making such determination. Any such determination shall not be affected by subsequent adjustments or restatements. The Board, the Compensation Committee of the Board and any other designated Committee of the Board in making any determination under the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and of counsel, public accountants and other professional or expert persons.
10.2 The selection of Participants and granting of awards to eligible employees and all other determinations or actions required or permitted to be made by the Board, including administration and interpretation, shall be made by the Compensation Committee or, if the Compensation Committee is not comprised of two or more members of the Board who are `Non-employee Directors’ as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, by another committee of the Board that is so comprised.
10.3 The Plan shall be governed by the laws of the State of North Carolina and applicable federal law.
11.0 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Compensation Committee of the Board in the case of Participants employed by the Company. Any person whose claim under the Plan has been denied may, within sixty days after receipt of notice of denial, submit to the Board a written request for review of the decision denying the claim. Compensation Committee of the Board shall determine conclusively for all parties all questions arising in the administration of the Plan.
12.0 Modification or Termination of Plan. The Board may modify or terminate the Plan, provided that no modification shall adversely affect the rights of Participants with respect to awards previously granted under the Plan and upon termination, the Plan shall continue to apply with respect to awards previously granted. Any such modification shall be effective at such date as the Board may determine. Without the approval or ratification of the holders of the Shares, no modification shall materially increase the benefits accruing to Participants under the Plan, materially increase the number of Units which may be issued under the Plan, increase the number of Shares which may be issued in respect of Units awarded under the Plan (except, in either case, pursuant to the adjustment provision in Section 7.0), change the class of employee eligible to participate in the Plan or withdraw the administration of the Plan from the Compensation Committee of the Board.
The Vice President — Human Resources of the Company (or any successor to that Officer’s responsibilities) with the approval of the Vice President, Corporate Counsel & Secretary of the Company (or any successor to that officer’s responsibilities) shall be authorized to make minor or administrative changes to the Plan or changes to comply with government regulations. A modification may affect Participants in the Plan at the time as well as future Participants. Notwithstanding any other provision in the Plan, the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may authorize the proration or early distribution, or a combination thereof, of Units previously awarded at any time under the Plan to any Participant in the case of termination of the Plan or withdrawal from the Plan.
13.0 Approval and Effective Date. The effective date of this Plan shall be the first day of November, 2003, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve this Plan within twelve months before or after such effective date. If such shareholder approval comes after such effective date, any Units granted under this Plan before the date of such approval automatically shall be deemed to be granted subject to such approval. This Plan shall terminate on October 31, 2013.